UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2021

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTOL	NYSE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) has determined that it is in the best interest of the Company to increase the size of the Board from eight directors to nine directors and has appointed General Maryanne Miller, USAF, Ret. to fill the vacant Board position, effective as of May 23, 2021.

General Miller, age 62, is a retired 4-star U.S. Air Force General with over 39 years of military service. In her career, she has led two Major Commands and is the only Reserve Officer in the history of the United States to achieve the rank of General to-date. General Miller has extensive experience in rapid, global mobility and sustainment as the Commander of Air Mobility Command and the Commander of the Air Force Reserve. As the Air Component for U.S. Transportation Command, General Miller was responsible for directing global air mobility operations in support of national security objectives. Her commands played a pivotal role in providing global airlift, air refueling, aeromedical evacuation, humanitarian relief and Presidential airlift support as directed.

General Miller has been awarded three Distinguished Service Medals and the Defense Superior Service Medal, among other awards and honors. She is a graduate of Ohio State University and has an M.B.A. from Trident University. She is a command pilot with more than 4,800 flying hours in numerous aircraft.

General Miller serves as an advisor to New Vista Acquisition Corp., a member of the Board of Trustees for Manhattan College in Bronx, New York and an Honorary Board Member of The Leaven, a non-profit after school program for the poor in California. She is also a co-worker for St. Teresa of Calcutta’s Missionaries of Charity serving some of the poorest communities around the world.

Item 8.01. Other Events.
On May 24, 2021, the Company issued a press release announcing the appointment of General Miller as a member of the Board.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 24, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: May 24, 2021	By:	/s/ Crystal L. Gordon
Crystal L. Gordon Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 24, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.